EXHIBIT 99.1

NEWS RELEASE

Stage Stores Provides COVID-19 Business Update

HOUSTON - March 27, 2020 - Stage Stores, Inc. (NYSE: SSI) (“Stage” or the “Company”) today announced a series of steps the Company is taking to reduce costs and preserve liquidity in response to increasingly challenging market conditions and the impact of the COVID-19 pandemic. These steps include:

•
Temporarily closing all 738 of its stores at 6 p.m. local time today. Prior to today’s closings, the Company had approximately 393 stores closed in compliance with state and local regulations. The Company’s stores closing tonight are primarily located in smaller markets and have been operating with reduced hours;

•
Furloughing virtually all the Company’s associates in stores, field support roles and at the distribution centers. In addition, 87% of the employees at its Houston Support Center are being furloughed, effective March 29, 2020. All furloughs will continue until further notice. The Company has identified 80 key associates who perform essential functions who are not subject to furlough at this time. While the Company will not pay wages to furloughed associates, it will continue the eligible furloughed associate’s health and welfare benefits;

•
Reducing pay by at least 25% for the members of the executive leadership team. Members of the Company’s Board of Directors will not receive compensation during this period. All reductions in pay are effective March 29, 2020, and will remain in effect for a period to be determined; and

•	The Company will continue to both explore additional opportunities to reduce costs in the near term and evaluate additional measures to preserve liquidity.

“With the health and safety of our associates and guests as our top priority, we are taking difficult but necessary actions in a challenging market and in the face of the unprecedented COVID-19 situation,” said Michael Glazer, Chief Executive Officer. “We are grateful to all of our associates for their dedication and commitment to serving our guests.”

Stage will continue to monitor the COVID-19 situation and follow the recommendations of government and health officials as it develops a plan, which may change with evolving circumstances, as to when it will re-open stores and distribution centers.

About Stage Stores

Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods. For more information about Stage Stores, visit the company’s website at corporate.stage.com.

Caution Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate.

Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the company and its customers, freight costs, the length and severity of the recent COVID-19 (coronavirus) outbreak, including its impacts across our business on demand, operations and our global supply chains and the impact of changing federal, state and local regulation in response to the COVID-19 outbreak, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its public announcements and SEC filings.

Media Contact

Jean Fontana
646-277-1214
(Jean.Fontana@icrinc.com)